DATED NOVEMBER 11, 2021

SAPPHIRE UNIVERSE HOLDINGS LIMITED

And

PRIMECH HOLDINGS PTE. LTD.

And

LOO HANSEL

NOVATION AGREEMENT

This Novation Agreement (this "**Agreement**") dated as of November11, 2021 (the "**Effective Date**") is entered into by and between:

(1) **Sapphire Universe Holdings Limited**, a company limited by shares incorporated in the British Virgin Islands with registered office at 3rd Floor, J & C Building, P.O. Box 993, Road Town, Tortola, British Virgin Islands, VG1110, (the "**Assigning Party**");

(2) **Primech Holdings Pte. Ltd.**, a private company limited by shares incorporated in Singapore with registered office at 23 Ubi Crescent, Singapore 408579 (the "**Assuming Party**"); and

(3) Loo Hansel (NRIC No. S7928955H) of 39 Kang Choo Bin Road, Singapore 548316 ("**Loo Hansel**")

(collectively, the "**Parties**" and each, a "**Party**").

Whereas:

(A) The Assigning Party had entered into a share purchase agreement dated 25 September 2019 with Loo Hansel for the purchase of the entire issued share capital of Maint-Kleen Pte. Ltd. from Loo Hansel (the "**Maint-Kleen SPA**"). Pursuant to the Maint-Kleen SPA, the Assigning Party agreed, as the consideration for purchase of Maint-Kleen Pte. Ltd. , to pay Loo Hansel SGD 3.6 million on the completion date of the Maint-Kleen SPA (the "**Completion Payment**") and a deferred payment of SGD1,200,000 (the "**Deferred Payment**" in four tranches of SGD300,000.00 each subject to certain conditions being met as set out in the Maint-Kleen SPA. As of the Effective Date, the Assigning Party has fully paid the Completion Payment and the Deferred Payment remains unpaid . A copy of the Maint-Kleen SPA is set out in **Schedule 1**.

(B) The Assigning Party and the Assuming Party are entering into a restructuring agreement, pursuant to which the Assigning Party will sell all the shares in Maint-Kleen Pte. Ltd. to the Assuming Party (the "**Restructuring Agreement**").

(C) In connection with the Restructuring Agreement, the Assigning Party desires to novate to the Assuming Party its obligation to pay the Deferred Payment and the Assuming Party desires to accept such novation.

Now, therefore, in consideration of the mutual covenants, terms and conditions set out herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties **agree as follows:**

1. Assumption

The Assuming Party hereby unconditionally accepts and assumes the Assigning Party's obligations under the Maint-Kleen SPA to pay the Deferred Payment, as and when due, under the terms of the Maint-Kleen SPA. as if it were a party to the Maint-Kleen SPA in lieu of the Assigning Party. For the avoidance of doubt, all obligations of the Assigning Party other than the obligation to pay the Deferred Payment, and all rights of the Assigning Party, in each case under the Maint Kleen SPA, shall remain with the Assigning Party.

2. **Release**

In consideration of the Assuming Party's assumption of the obligation to pay the Deferred Payments under the terms of the Maint-Kleen SPA , Loo Hansel releases and forever discharges the Assigning Party from all further obligations arising under the Maint-Kleen SPA with respect to the Deferred Payment .

3. **Representations and Warranties**

3.1 **Assigning Party's Representations and Warranties**: The Assigning Party represents and warrants as follows:

(a) it is duly organised, validly existing, and in good standing under the laws of British Virgin Island;

(b) it has the full right, corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

(c) it has taken all necessary corporate action to authorise the execution of this Agreement by its representative whose signature is set out at the end hereof; and

(d) when executed and delivered by it, this Agreement will constitute the legal, valid, and binding obligation of the Assigning Party, enforceable against it in accordance with its terms and not subject to defences.

3.2 **Assuming Party's Representation and Warranties**: The Assuming Party represents and warrants as follows:

a) it is duly organised, validly existing, and in good standing under the laws of Singapore;

b) it has the full right, corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

c) it has taken all necessary corporate action to authorise the execution of this Agreement by its representative whose signature is set out at the end hereof; and

d) when executed and delivered by it, this Agreement will constitute the legal, valid, and binding obligation of Assuming Party, enforceable against it in accordance with its terms.

3.3 **Headings**: The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

3.4 **Severability**: If any provision of this Agreement or part thereof is rendered void, illegal or unenforceable by any legislation to which it is subject, it shall be rendered void, illegal or unenforceable to that extent and it shall in no way affect or prejudice the enforceability of the remainder of such provision or the other provisions of this Agreement.

3.5 **Entire Agreement:** This Agreement, together with all related exhibits and schedules, is the sole and entire agreement of the parties to this Agreement regarding the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter.

3.6 **Amendment and Modification:** No amendment to or rescission, termination, or discharge of this Agreement is effective unless it is in writing, identified as an amendment to or rescission, termination, or discharge of this Agreement and signed by an authorised representative of each party to this Agreement.

Waiver: No waiver under this Agreement is effective unless it is in writing, identified as a waiver to this Agreement, and signed by an authorised representative of the party waiving its right.

3.7 **Third Party Rights:** The Parties do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act (Chapter 53B of Singapore) or otherwise, by any person who is not a party to this Agreement.

3.8 **Governing Law:** This Agreement and all matters arising out of or relating to this Agreement, shall be governed by, and construed in accordance with the laws of Singapore, without regard to its conflict of laws provisions to the extent such principles or rules would require or permit the application of the laws of any other jurisdiction.

3.9 **Dispute Resolution:** The Parties irrevocably agree that the courts of Singapore shall have exclusive jurisdiction over any claim or matter arising under or in connection with this Agreement and that accordingly any proceedings in respect of any such claim or matter may be brought in such court.

3.10 **Counterparts:** This Agreement may be executed and delivered in any number of counterparts and by the Parties on separate counterparts, each of which, when so executed, shall be an original, but all counterparts shall together constitute one and the same document. This Agreement may be executed and delivered by facsimile or by electronic mail in "portable document format" (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means. Any Party may enter into this Agreement by manually signing this Agreement and transmitting it electronically or by facsimile or by other electronic signature (such as DocuSign) to any other Party and the receiving Party may rely on the receipt of such document so executed and delivered as if the original had been received. Such signatures executed by way of facsimile or other electronic means (such as DocuSign) shall be recognised and construed as secure electronic signatures pursuant to the Electronic Transactions Act (Chapter 88) of Singapore and that the parties accordingly shall deem such signatures to be original signatures for all purposes.

[***SIGNATURE PAGES FOLLOW***]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date

Sapphire Universe Holdings Limited

By: ______________________
Name: Kin Wai Ho
Title: Director

Primech Holdings Pte. Ltd.

By: ______________________
Name: : Khazid Bin Omar
Title: Director

Loo Hansel

____
Name: Loo Hansel

[Signature Page to Novation Agreement]

SCHEDULE 1

MAINT-KLEEN SHARE PURCHASE AGREEMENT